EXHIBIT 10.1

SECURITIESPURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April 4, 2025, is entered into by and between CN ENERGY GROUP. INC., a British Virgin Islands corporation (“Company”), and STREETERVILLE CAPITAL, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”). Capitalized terms used but not otherwise defined herein will have the meanings set forth in Section 13.

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: (i) one or more Pre-Paid Purchases, in form substantially similar to that attached hereto as Exhibit A (each, a “Pre-Paid Purchase”), in the aggregate purchase amount of up to $20,000,000 (the “Commitment Amount”), for the purchase of Class A ordinary shares, no par value per share, of Company (the “Ordinary Shares”), upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase; and (ii) 1,597,444 Ordinary Shares to be delivered by Company to Investor at Closing (as defined below) as a commitment fee for the Pre-Paid Purchase facility set forth herein (the “Commitment Shares”).

D. This Agreement, the Pre-Paid Purchase(s), the Registration Rights Agreement (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

E. For purposes of this Agreement: “Purchase Shares” means all Ordinary Shares issuable pursuant to the Pre-Paid Purchases; and “Securities” means the Pre-Paid Purchases, the Commitment Shares and the Purchase Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Securities. Company shall issue and sell to Investor and Investor shall purchase from Company the Securities. In consideration thereof, Investor shall pay the Purchase Price (as defined below).

1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of Pre-Paid Purchase #1 in the original principal amount of $3,230,000 (the “Initial Pre-Paid Purchase”) and the Commitment Shares.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 8 and Section 9 below, the date of the issuance and sale of the Initial Pre-Paid Purchase pursuant to this Agreement (the “Closing Date”) shall be April 4, 2025, or another mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

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1.4. Collateral for Pre-Paid Purchases. The Pre-Paid Purchases shall be unsecured.

1.5. Purchase Price. The Initial Pre-Paid Purchase carries an original issue discount of $210,000 (“OID”). The OID for the Initial Pre-Paid Purchase will be included in the initial principal balance of the Initial Pre-Paid Purchase. In addition, Company agrees to pay $20,000 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Initial Pre-Paid Purchase (the “Transaction Expense Amount”). The OID and Transaction Expense Amount will be included in the initial principal balance of the Initial Pre- Paid Purchase. The “Purchase Price”, therefore, shall be $3,000,000, computed as follows: $3,230,000 initial principal balance, less the OID, less the Transaction Expense Amount. The OID for each subsequent Pre-Paid Purchase after the Initial Pre-Paid Purchase will be seven percent (7%) of the amount set forth in the applicable Request (as defined below) and each subsequent Pre-Paid Purchase will accrue interest at the rate of seven percent (7%) per annum. For the avoidance of doubt, no subsequent Pre-Paid Purchase after the Initial Pre-Paid Purchase will include a Transaction Expense Amount.

1.6. Request for Additional Pre-Paid Purchases. Company may, at its sole and absolute discretion, at any time and from time to time during the Commitment Period, subject to the satisfaction of the conditions set forth in Annex I attached hereto, request a Pre-Paid Purchase in an amount no more than the Maximum Purchase Amount and no less than the Minimum Purchase Amount from Investor by providing a written notice of such request to Investor (each, a “Request”). The closing of each Pre-Paid Purchase shall take place on or before the third (3rd) Trading Day (as defined in the Initial Pre-Paid Purchase) following the date of such Request (the date of the closing of each Pre-Paid Purchase shall be referred to as the “Pre-Paid Purchase Date”). Subject to the satisfaction of the conditions set forth in Annex I attached hereto as of such Pre-Paid Purchase Date, Investor shall pay to Company the amount set forth in such Request (which amount shall serve as the purchase price of such Pre-Paid Purchase) in immediately available funds to an account designated by Company in writing on each Pre-Paid Purchase Date (except in respect of the Initial Pre-Paid Purchase, which shall be paid at Closing) immediately following delivery of the applicable fully executed Pre-Paid Purchase in a form substantially similar to the Initial Pre-Paid Purchase except as noted in this Section 1.6. With respect to each Pre-Paid Purchase issued hereunder after the Initial Pre-Paid Purchase, the Floor Price (as defined in the applicable Pre-Paid Purchase) of such Pre-Paid Purchase will be twenty percent (20%) of the Nasdaq Minimum Price on the Pre-Paid Purchase Date. The right to purchase Pre-Delivery Shares (as defined in the Initial Pre-Paid Purchase) will only apply to the Initial Pre-Paid Purchase and not to any subsequent Pre-Paid Purchases. Each Pre-Paid Purchase will be considered a separate instrument with a separate outstanding balance and holding period.

2. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized by Investor, (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms, (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act, (iv) Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Investor’s right to sell the Securities in compliance with applicable federal and state securities laws), (v) Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, has so evaluated the merits and risks of such investment, (vi) Investor acknowledges that it has had the opportunity to review the Transaction Documents and the SEC Reports (as defined below) and has been afforded (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (b) access to information about Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

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3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of its formation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Ordinary Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports as a foreign private issuer pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Company; (v) this Agreement and all the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Ordinary Shares, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any Investor of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents, except any filing required to be made (a) with the Principal Market, (b) with the SEC under the Exchange Act, (c) under state securities or “blue sky” laws, or (d) under the Registration Rights Agreement; (viii) none of Company’s filings with the SEC for the two years preceding the date hereof (the “SEC Reports”) contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act for the two years preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (xi) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xv) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvi) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 14.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xvii) Company acknowledges that Investor is not registered as a ‘dealer’ under the 1934 Act; (xviii) Company has performed due diligence and background research on Investor and its affiliates and has received and reviewed the due diligence packet provided by Investor; (xix) Company agrees that each Pre-Paid Purchase issued hereunder will be deemed to be a security under the 1933 Act for all purposes and agrees not to take a contrary position in any document, statement, setting, or situation; and (xx) Company has previously filed a Form 20-F with the SEC electing to be governed by home country rules, such that Nasdaq Listing Rule 5635(d) will not apply to Company, and has notified Nasdaq of its intention to be subject to home country rules in lieu of Nasdaq Listing Rule 5635(d). Company, being aware of the matters and legal issues described in subsections (xvii) and (xviii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

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4. Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, Company will maintain the listing of its Ordinary Shares on Nasdaq and timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) when issued, the Commitment Shares and Purchase Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (iii) the Ordinary Shares shall be listed or quoted for trading on NYSE, NYSE American, or Nasdaq; (iv) trading in Company’s Ordinary Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market; (v) Company will not make any Restricted Issuance (as defined below) without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; and (vi) Company shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (a) from entering into a variable rate transaction with Investor or any affiliate of Investor, or (b) from issuing Ordinary Shares, preferred stock, warrants, convertible notes, Pre- Paid Purchases, other debt securities, or any other Company securities to Investor or any affiliate of Investor. For purposes hereof, the term “Restricted Issuance” means the issuance, incurrence or guaranty of any debt obligations (including any merchant cash advance, account receivable factoring or other similar agreement), other than trade payables in the ordinary course of business, or the issuance of any securities that (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Ordinary Shares; (2) are or may become convertible into Ordinary Shares (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that varies with the market price of the Ordinary Shares, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; or (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s Ordinary Shares since the date of the initial issuance or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or such debt security contains a fixed conversion price with a provision to increase the outstanding balance upon a breach or default; or (4) are issued or will be issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. For the avoidance of doubt, Ordinary Shares issued pursuant to any of the following will not be considered Restricted Issuances: (i) ATM facilities; (ii) primary offerings without variable price mechanics, other than variable priced warrants that have no provision that will increase the number of warrant shares issued at closing or increase the number of shares issuable under each warrant to a ratio of more than 1:1; (iii) stock issuances to non-US persons; and (iv) the issuance of Ordinary Shares in conjunction with acquisitions provided that such issuances do not cause a change of control or have variable price mechanisms.

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5. Additional Covenants. Company covenants with Investor as follows, which covenants are for the benefit of Investor during the Commitment Period:

5.1. Registration Statement. Company will file, in accordance with the provisions of the 1933 Act and the rules and regulations thereunder, with the SEC within forty-five (45) days from the Closing Date a registration statement on Form F-3 (the “Initial Registration Statement”) registering a number of Ordinary Shares equal to the Commitment Amount divided by the Floor Price (as defined in the Initial Pre-Paid Purchase) for the resale of the Commitment Shares, Purchase Shares, and any other Ordinary Shares issuable pursuant to this Agreement, including a base prospectus, with respect to the issuance and sale of securities by Company, including Ordinary Shares, which contains, among other things a Plan of Distribution section disclosing the methods by which Company may sell the Ordinary Shares. Except where the context otherwise requires, the Initial Registration Statement, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC pursuant to Rule 424(b) (a “Prospectus”) under the 1933 Act or deemed to be a part of the Initial Registration Statement pursuant to Rule 430B of the 1933 Act, is herein called the “Registration Statement.” Company covenants to file one or more Registration Statements as necessary to have sufficient Ordinary Shares registered at all times to accommodate the full Commitment Amount. Following effectiveness of the Initial Registration Statement, Company will use reasonable best efforts to maintain the effectiveness of the Initial Registration Statement, or any subsequent Registration Statements, at all times Investor owns any of the Securities.

5.2. Required Filings. Within four (4) business days after the execution of the Initial Pre-Paid Purchase, Company shall file with the SEC a current report on Form 6-K or such other appropriate form as determined by counsel to Company (the “Current Report”), relating to the transactions contemplated by this Agreement disclosing all information relating to the transaction contemplated hereby required to be disclosed therein.

5.3. Listing of Ordinary Shares. As of each Purchase Notice Date, Company will use its commercially reasonable efforts to cause the Purchase Shares to be included in a Listing of Additional Shares Notification form filed with the Principal Market.

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5.4. Notice of Certain Events Affecting Registration; Suspension of Right to Request a Pre-Paid Purchase. Company will promptly notify Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for requests made in connection with SEC investigations, receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Ordinary Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the 1933 Act or any other law; (v) Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate and Company will promptly make available to Investor any such supplement or amendment to the related Prospectus. Investor shall not deliver to Company any Purchase Notice, and Company shall not sell any Purchase Shares pursuant to any pending Purchase Notice, during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (v), inclusive, a “Material Outside Event”). Company shall be obligated to cure any Material Outside Event within ten (10) Trading Days. Notwithstanding anything to the contrary contained in this paragraph, consistent with Section 5.7, Company may not disclose to Investor any material information not yet publicly available or disclosed to other shareholders.

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5.5. Market Activities. Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the manipulation of the price of any security of Company under Regulation M of the 1934 Act.

5.6. No Frustration. Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of Company to deliver the Purchase Shares to Investor pursuant to a Purchase Notice.

5.7. Material Non-Public Information. From and after the filing of the Current Report with the SEC, Company shall have publicly disclosed all material, non-public information delivered to Investor (or Investor’s representatives or agents) by Company or any of its subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with Company and any of its subsidiaries. Company understands and confirms that Investor will rely on the foregoing representations in effecting resales of Purchase Shares under the Registration Statement. Company covenants and agrees that, other than with Investor’s prior consent, it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the 1933 Act, the 1934 Act, or the rules and regulations of the SEC) to Investor without also disseminating such information to the public within a reasonable time period thereafter, unless prior to disclosure of such information Company identifies such information as being material non-public information and provides Investor with the opportunity to accept or refuse to accept such material non-public information for review.

6. Termination. So long as no Pre-Paid Purchases are outstanding and Investor owns no Purchase Shares, Company will have the right to terminate this Agreement upon five (5) days prior written notice to Investor.

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7. Indemnification.

7.1. Indemnification by Company. In consideration of Investor’s execution and delivery of this Agreement and acquiring the Pre-Paid Purchases hereunder, and in addition to all of Company’s other obligations under this Agreement, Company shall defend, protect, indemnify and hold harmless Investor and its officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls Investor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Purchase Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Company by or on behalf of Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by Company may be unenforceable under Applicable Laws, Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 7.1 (Indemnification by Company) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

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7.2. Indemnification by Investor. In consideration of Company’s execution and delivery of this Agreement, and in addition to all of Investor’s other obligations under this Agreement, Investor shall defend, protect, indemnify and hold harmless Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Purchase Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Investor will only be liable for written information relating to Investor furnished to Company by or on behalf of Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Investor by or on behalf of Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by Investor; or (c) any breach of any covenant, agreement or obligation of Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by Investor. To the extent that the foregoing undertaking by Investor may be unenforceable under Applicable Laws, Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 7.2 (Indemnification by Investor) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

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7.3. Notice of Claims. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Section 7 except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

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8. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Initial Pre-Paid Purchase to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

8.1. Investor shall have executed this Agreement, the Initial Pre-Paid Purchase and the Registration Rights Agreement and delivered the same to Company.

8.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

9. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Initial Pre-Paid Purchase at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

9.1. Company shall have executed this Agreement and the Initial Pre-Paid Purchase and delivered the same to Investor.

9.2. Company shall have issued the Commitment Shares to Investor.

9.3. Company shall have executed a Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”) and delivered the same to Investor.

9.4. Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit C acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

9.5. Company shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit D evidencing Company’s approval of the Transaction Documents.

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9.6. Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit E to be delivered to the Transfer Agent.

9.7. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

10. Reservation of Shares. On the date hereof, Company will reserve 50,000,000 Ordinary Shares from its authorized and unissued Ordinary Shares to provide for all issuances of Ordinary Shares under this Agreement and all Pre-Paid Purchases (the “Share Reserve”). Company further agrees to add additional Ordinary Shares to the Share Reserve in increments of 100,000 shares as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than two (2) times the number of Ordinary Shares equal to the Pre-Paid Purchase Outstanding Balance divided by the Purchase Share Purchase Price (as defined in the Pre-Paid Purchases). Company shall further require the Transfer Agent to hold the Ordinary Shares reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a Purchase Notice under the Pre-Paid Purchase. Finally, Company shall require the Transfer Agent to issue Ordinary Shares pursuant to the Pre-Paid Purchase to Investor out of its authorized and unissued shares, and not the Share Reserve, to the extent Ordinary Shares have been authorized, but not issued, and are not included in the Share Reserve. The Transfer Agent shall only issue Ordinary Shares out of the Share Reserve to the extent there are no other authorized shares available for issuance and then only with Investor’s written consent.

11. Most Favored Nation. So long as any Pre-Paid Purchase is outstanding, upon any issuance by Company of any debt security (including Pre-Paid Purchases issued after the Initial Pre-Paid Purchase) with any term or condition more favorable to the holder of such security or with a term in favor of the holder of such debt security that was not similarly provided to Investor in the Transaction Documents, then Company shall notify Investor of such additional or more favorable term and such term, at Investor’s option, shall become a part of the Transaction Documents for the benefit of Investor. Additionally, if Company fails to notify Investor of any such additional or more favorable term, but Investor becomes aware that Company has granted such a term to any third party, Investor may notify Company of such additional or more favorable term and such term shall become a part of the Transaction Documents retroactive to the date on which such term was granted to the applicable third party. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing floor prices, fixed purchase prices, conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale prices, warrant coverage, warrant exercise prices, and anti- dilution/conversion and exercise price resets.

12. No Shorting. During the Commitment Period, neither Investor nor any of its subsidiaries, directors, officers, employees or other affiliates has or will directly or indirectly engage in any open market Short Sales (as defined below) of Ordinary Shares; provided, however, that unless and until Company has affirmatively demonstrated by the use of specific evidence that Investor is engaging in open market Short Sales, Investor shall be assumed to be in compliance with the provisions of this Section 12 and Company shall remain fully obligated to fulfill all of its obligations under the Transaction Documents; and provided, further, that (A) Company shall under no circumstances be entitled to request or demand that Investor either (1) provide trading or other records of Investor or of any party or (2) affirmatively demonstrate that Investor or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Company’s fulfillment of its obligations under any of the Transaction Documents, (B) Company shall not assert Investor’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of Investor or any other party as all or part of a defense to any breach of Company’s obligations under any of the Transaction Documents, and (C) Company shall have no setoff right with respect to any such Short Sales. “Short Sale” has the meaning provided in Rule 200 promulgated under Regulation SHO under the 1934 Act. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Purchase Notice of such number of Ordinary Shares reasonably expected to be purchased under a Purchase Notice shall not be deemed a Short Sale.

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13. Certain Definitions.

13.1. “Applicable Laws” means all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any sanctions laws.

13.2. “Change of Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of Company’s securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of Company, or would otherwise have the power to control Company or to direct the operations of Company.

13.3. “Commitment Period” means the period beginning on the Closing Date and ending on the earlier of: (i) the date that is one (1) year from the Closing Date, (ii) the date Company has sold $20,000,000 in Pre-Paid Purchases hereunder; and (iii) termination of this Agreement. Notwithstanding the foregoing, in the event that a definitive agreement that contemplates a Change of Control is entered into after the Closing, the Commitment Period for any Pre-Paid Purchases shall automatically terminate immediately prior to the consummation of such Change of Control. Company may waive this condition subsequent, at its sole discretion. For the avoidance of doubt, the termination of the Commitment Period will not affect Company’s or Investor’s obligations with respect to Pre-Paid Purchases issued prior to the termination of the Commitment Period.

13.4. “Maximum Purchase Amount” means $2,000,000 less the Pre-Paid Purchase Outstanding Balance, rounded down to the nearest $1,000.

13.5. “Minimum Purchase Amount” means $250,000.

13.6. “Nasdaq Minimum Price” means the Minimum Price as defined under Nasdaq

Rule 5635(d).

13.7. “Periodic Reports” shall mean Company’s (i) Annual Reports on Form 20-F, (ii) any report to be filed on Form 6-K, and (iii) all other reports required to be filed by Company with the SEC under applicable laws and regulations (including, without limitation, Regulation S-K); provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.

13.8. “Pre-Paid Purchase Outstanding Balance” means the aggregate outstanding balance of all outstanding Pre-Paid Purchases.

13.9. “Principal Market” means the Nasdaq Capital Market; provided however, that in the event Company’s Ordinary Shares are ever listed or traded on the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, or the Nasdaq Global Select Market, then the “Principal Market” shall mean such other market or exchange on which Company’s Ordinary Shares are then listed or traded.

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13.10. “Purchase Notice” means a written notice in the form of Exhibit A to the Pre-Paid Purchase delivered by Investor to Company requiring Company to sell Purchase Shares to Investor.

13.11. “Purchase Notice Date” means each date Investor delivers to Company a Purchase Notice.

14. Miscellaneous. The provisions set forth in this Section 14 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 14 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

14.1. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit F) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit F attached hereto (the “Arbitration Provisions”). For the avoidance of doubt, the parties agree that the injunction described in Section 14.3 below may be pursued in an arbitration that is separate and apart from any other arbitration regarding all other Claims arising under the Transaction Documents. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

14.2. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents (and notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between the Transfer Agent and Company, such litigation specifically includes, without limitation any action between or involving Company and the Transfer Agent under the TA Letter or otherwise related to Investor in any way (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing Ordinary Shares to Investor for any reason)), each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing Ordinary Shares to Investor for any reason) outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Company covenants and agrees to name Investor as a party in interest in, and provide written notice to Investor in accordance with Section 14.10 below prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement, including without limitation the Transfer Agent) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, including without limitation any action brought by Company to enjoin or prevent the issuance of any Ordinary Shares to Investor by the Transfer Agent, and further agrees to timely name Investor as a party to any such action. Company acknowledges that the governing law and venue provisions set forth in this Section 14.2 are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 14.2 Investor would not have entered into the Transaction Documents.

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14.3. Specific Performance. Company acknowledges and agrees that Investor may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which Investor may be entitled under the Transaction Documents, at law or in equity. Company specifically agrees that: (i) following an Event of Default under any Pre-Paid Purchase, Investor shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Company from issuing any of its Ordinary Shares or preferred stock to any party unless the Pre-Paid Purchase Outstanding Balance is being paid in full simultaneously with such issuance; (ii) following a breach of Section 4(vi) above, Investor shall have the right to seek and receive injunctive relief from a court or arbitrator invalidating such lock-up; and (iii) if Company enters into a definitive agreement that contemplates a Fundamental Transaction (as defined in the Initial Pre-Paid Purchase), unless such agreement contains a closing condition that all outstanding Pre-Paid Purchases are repaid in full upon consummation of the transaction or Investor has provided its written consent in writing to such Fundamental Transaction, Investor shall have the right to seek and receive injunctive relief from a court or arbitrator preventing the consummation of such transaction. Company specifically acknowledges that Investor’s right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Investor. For the avoidance of doubt, in the event Investor seeks to obtain an injunction from a court or an arbitrator against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall Investor’s pursuit of an injunction prevent Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

14.4. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including without limitation, calculating the Outstanding Balance, VWAP (each, as defined in the Initial Pre-Paid Purchase) or the number of Purchase Shares (each, a “Calculation”), Company or Investor (as the case may be) shall submit any disputed Calculation via email or facsimile with confirmation of receipt (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such Calculation within two (2) Trading Days of such disputed Calculation being submitted to Company or Investor (as the case may be), then Investor will promptly submit via email or facsimile the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). Investor shall cause Unkar Systems to perform the Calculation and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed Calculation. Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event Company is the losing party, Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, Investor may, with Company’s consent, not to be unreasonably withheld, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by Investor.

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14.5. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.6. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

14.7. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

14.8. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

14.9. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

14.10. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage Pre-Paid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees Pre-Paid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

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If to Company:

CN Energy Group. Inc. Attn: Wenhua Liu

Building 2-B, Room 206, NO. 268 Shiniu Road

Liandu District, Lishui City, Zhejiang Province

The PRC

E-mail: wangxy@cneny.com

With a copy to (which copy shall not constitute notice):

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas

New York, NY 10036

Attn: Huan Lou

E-mail: hlou@srf.law

If to Investor:

Streeterville Capital, LLC

Attn: John M. Fife

297 Auto Mall Drive Suite #4

St. George, Utah 84770

E-mail: jfife@chicagoventures.com

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

E-mail: jhansen@hbaa.law

14.11. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Investor, and any such attempted assignment or delegation shall be null and void.

14.12. Survival. The representations and warranties of parties and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor or Company. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred, in accordance with Section 7.

14.13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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14.14. Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

14.15. Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) any Pre-Paid Purchase is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Pre-Paid Purchases or to enforce the provisions of the Pre-Paid Purchases, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Pre-Paid Purchases; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees, expenses, deposition costs, and disbursements.

14.16. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

14.17. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

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14.18. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

14.19. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

14.20. Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Company’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR: STREETERVILLE CAPITAL, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY: CN ENERGY GROUP. INC.

By:	/s/ Wenhua Liu
Wenhua Liu, Interim Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

ATTACHED EXHIBITS:

Exhibit A	Initial Pre-Paid Purchase
Exhibit B	Registration Rights Agreement
Exhibit C	Irrevocable Transfer Agent Instructions
Exhibit D	Officer’s Certificate
Exhibit E	Share Issuance Resolution
Exhibit F	Arbitration Provisions

ANNEX I

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATION TO PURCHASE A PRE-PAID PURCHASE

The obligation of Investor to purchase from Company a Pre-Paid Purchase hereunder on each Pre-Paid Purchase Date is subject to the satisfaction, as of the date of each Request for a Pre-Paid Purchase and each Pre-Paid Purchase Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion by providing Company with prior written notice thereof:

(a)	Company shall have duly executed and delivered to Investor each of the Transaction Documents to which it is a party.

(b)

There is an effective Registration Statement pursuant to which Investor is permitted to utilize the prospectus thereunder to sell all of the Purchase Shares issuable pursuant to such Pre-Paid Purchase. The Current Report shall have been filed with the SEC and Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the 1934 Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Pre-Paid Purchase Date. Upon request, Investor shall have received an opinion of counsel to Company, in the form reasonably acceptable to Investor, with respect to the effectiveness of the Registration Statement.

(c)	No Material Outside Event shall have occurred and be continuing.

(d)	The 20-day and 60-day median and average daily trading volume must be greater than or equal to $200,000, as reported by Bloomberg, L.P.

(e)	Company shall be in full compliance with the Share Reserve requirements in Section 10 of the Agreement.

(f)

The number of Ordinary Shares that remain available for issuance under the Registration Statement shall be at least 200% of the maximum number of Ordinary Shares issuable pursuant to all outstanding Pre-Paid Purchases (taking into account all Pre-Paid Purchases that will be outstanding upon the closing of the Pre-Paid Purchase requested and calculated based on the Purchase Share Purchase Price as of the date of determination without taking into account any of the limitations set forth herein).

(g)

All of the Purchase Shares issuable pursuant to the applicable Pre-Paid Purchase shall have been duly authorized by all necessary corporate action of Company. All Purchase Shares relating to all prior Pre-Paid Purchases required to have been received by Investor under each Pre-Paid Purchase shall have been delivered to Investor in accordance with such Pre-Paid Purchase.

(h)	Company shall have delivered to Investor a certificate evidencing the incorporation and good standing of Company as of a date within ten (10) days of the Pre-Paid Purchase Date.

(i)

The board of directors of Company has approved the transactions contemplated by the Transaction Documents and the applicable Pre-Paid Purchase; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of Company shall have been provided to Investor.

(j)

Each and every representation and warranty of Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the date of the Pre-Paid Purchase Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by Company at or prior to the applicable Pre-Paid Purchase Date.

(k)

Trading in the Ordinary Shares shall not have been suspended by the SEC, the Principal Market or FINRA, Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares is listed or quoted on any subsequent Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing, Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified Company in writing that DTC has determined not to impose any such suspension or restriction).

(l)	Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Purchase Shares.

(m)

To Company’s knowledge, no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(n)	Since the date of execution of this Agreement, no Event of Default (as defined in the Pre-Paid Purchase) will have occurred.

(o)	The Pre-Paid Purchase Outstanding Balance shall be less than $750,000.

(p)	The market capitalization of Company must be greater than or equal to $5,000,000.

(q)

Company shall have notified the Principal Market of the issuance of all of the Purchase Shares hereunder, in accordance with the Principal Market’s customary process for the listing of additional shares.

(r)

Company shall have delivered to Investor a compliance certificate executed by the Interim Chief Executive Officer (or Chief Executive Officer) of Company certifying that Company has complied with all of the conditions precedent to the applicable Pre-Paid Purchase set forth therein and which may be relied upon by Investor as evidence of satisfaction of such conditions without any obligation to independently verify.

(s)

Company and its subsidiaries shall have delivered to Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement or the Pre-Paid Purchases as Investor or its counsel may reasonably request.

(t)	The Purchase Shares would be available for immediate resale by Investor in Investor’s brokerage account.

(u)	Company’s stockholder equity as reported in its most recent Periodic Report is at least $2,000,000.

(v)	Company has taken the steps to become subject to home country rules with respect to Nasdaq Listing Rule 5635(d), and such election is still in full force and effect.

(w)	The value of the Pre-Delivery Shares (as defined in Pre-Paid Purchase #1) is at least 50% of the Pre-Paid Purchase Outstanding Balance (including the amount set forth in the Request).

(x)	Company is not in a noncompliant period with Nasdaq continued listing requirements.

EXHIBIT A

PRE-PAID PURCHASE #1

April 4, 2025	U.S. $3,230,000

FOR VALUE RECEIVED, CN Energy Group. Inc., a British Virgin Islands company (“Company”), promises to pay to Streeterville Capital, LLC, a Utah limited liability company, or its successors or assigns (“Investor”), $3,230,000 and any interest, fees, charges, and late fees accrued hereunder in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of seven percent (7%) per annum simple interest from the Purchase Price Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, and shall be payable in accordance with the terms of this Pre-Paid Purchase #1 (this “Pre-Paid Purchase”), which is issued and made effective as of the date set forth above (the “Effective Date”). This Pre-Paid Purchase is issued pursuant to that certain Securities Purchase Agreement dated April 4, 2025, as the same may be amended from time to time, by and between Company and Investor (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Pre-Paid Purchase carries an original issue discount of $210,000 (“OID”). In addition, Company agrees to pay $20,000 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Pre-Paid Purchase (the “Transaction Expense Amount”). The OID and the Transaction Expense Amount are included in the initial principal balance of this Pre-Paid Purchase and are deemed to be fully earned and non-refundable as of the Purchase Price Date. The Purchase Price (as defined in the Purchase Agreement) shall be payable as set forth in the Purchase Agreement.

1. Payment; Prepayment; Effectiveness of Registration Statement.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America, as provided for herein, and delivered to Investor at the address or bank account furnished to Company for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, with ten (10) Trading Days’ prior written notice Company may prepay all or any portion of the Outstanding Balance (less such portion of the Outstanding Balance for which Company has received a Purchase Notice (as defined below) from Investor where the applicable Purchase Shares (as defined below) have not yet been delivered). For the avoidance of doubt, during the ten (10) Trading Day prepayment notice period, Investor shall retain the right to submit Purchase Notices, if applicable. If Company exercises its right to prepay this Pre-Paid Purchase, Company shall make payment to Investor of an amount in cash equal to 105% multiplied by the portion of the Outstanding Balance Company elects to prepay. Company will lose the right to prepay this Pre-Paid Purchase if: (a) an Event of Default (as defined below) occurs hereunder; or (b) Company elects to prepay this Pre-Paid Purchase and fails to do so on the date set forth in the prepayment notice sent to Investor.

1.3. Effectiveness of Registration Statement. In the event the Initial Registration Statement (as defined in the Purchase Agreement) has not been declared effective by the SEC (as defined in the Purchase Agreement) within ninety (90) days of the Effective Date, then the Outstanding Balance will automatically increase by two (2%) on such 90th day and continue to increase by two percent (2%) for each thirty (30) days that the Initial Registration Statement is not declared effective, up to a maximum increase of 12%.

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2. Security. This Pre-Paid Purchase is unsecured.

3. Investor Purchases; Pre-Delivery Shares.

3.1. Purchases; Mechanics. Upon the terms and subject to the conditions of this Pre-Paid Purchase, Investor, at its sole discretion, shall have the right, but not the obligation, to purchase from Company, and Company shall issue and sell to Investor, Purchase Shares by the delivery to Company of Purchase Notices as provided herein.

(a) Purchase Notice. At any time following the earlier of (i) six (6) months from the Purchase Price Date and (ii) the effectiveness of the Initial Registration Statement (as defined in the Purchase Agreement) (the “Purchase Start Date”), Investor may, by providing written notice to Company in the form set forth on Exhibit A attached hereto (each, a “Purchase Notice”), require Company to issue and sell Purchase Shares to Investor, in accordance with the following provisions:

(i) Investor shall, in each Purchase Notice, indicate the portion of the Outstanding Balance that Investor elects to apply to the purchase of Purchase Shares pursuant to this Pre-Paid Purchase (each, a “Purchase”, and such amount, the “Purchase Amount”), in its sole discretion, and the timing of delivery; provided that the Purchase Amount shall not exceed the Outstanding Balance, or result in Investor exceeding the limitation set forth in Section 3.1(b).

(ii) Each Purchase Notice shall be delivered to Company in accordance with the notice provisions set forth in the Purchase Agreement.

(iii) Each Purchase Notice shall set forth the Purchase Amount, the Purchase Share Purchase Price, the number of Purchase Shares to be issued by Company and purchased by Investor, and the remaining Outstanding Balance following the Closing (as defined below) of the Purchase.

(iv) Any Purchase Shares issued hereunder must be issued free trading to Investor pursuant to: (1) an effective Registration Statement (as defined in the Purchase Agreement); or (2) an applicable exemption from registration (e.g., Rule 144).

(b) Ownership Limitation. Notwithstanding anything to the contrary contained in this Pre-Paid Purchase or the other Transaction Documents (as defined in the Purchase Agreement), Company shall not effect any issuance of Purchase Shares (including Pre-Delivery Shares) pursuant to this Pre-Paid Purchase to the extent that after giving effect to such issuance would cause Investor (together with its affiliates) to beneficially own a number of Ordinary Shares exceeding 9.99% of the number of Ordinary Shares outstanding on such date (including for such purpose the Ordinary Shares issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Ordinary Shares will be determined pursuant to Section 13(d) of the 1934 Act (as defined in the Purchase Agreement). The Maximum Percentage is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Investor.

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3.2. Closings. The closing of each purchase and sale of Purchase Shares (each, a “Closing”) shall take place in accordance with the procedures set forth below:

(a) Promptly after receipt of a Purchase Notice with respect to each Purchase (and, in any event, not later than two (2) Trading Days after such receipt), Company will, or will cause its transfer agent to, electronically transfer such number of Purchase Shares to be purchased by Investor (as set forth in the Purchase Notice) by crediting Investor’s account or its designee’s account at DTC through its DWAC system or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to Investor that such share transfer has been requested. Promptly upon receipt of such notification, Investor shall pay to Company the aggregate purchase price for the Purchase Shares (as set forth in the Purchase Notice) by offsetting the Purchase Amount against an equal amount outstanding under this Pre-Paid Purchase (first towards accrued and unpaid interest, if any, and then towards outstanding principal as shown in such Purchase Notice). No fractional shares shall be issued, and any fractional amounts shall be rounded to the nearest whole number of shares. To facilitate the transfer of the Purchase Shares by Investor, the Purchase Shares will not bear any restrictive legends so long as there is an effective Registration Statement or an available exemption from registration for the resale of such Purchase Shares (it being understood and agreed by Investor that notwithstanding the lack of restrictive legends, Investor may only sell such Purchase Shares in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements)).

(b) In connection with each Closing, each of Company and Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Pre-Paid Purchase in order to implement and effect the transactions contemplated herein.

3.3. Pre-Delivery Shares.

(a) At any time following the Purchase Start Date, Investor will have the right to apply all or any portion of the Pre-Delivery Purchase Amount toward the purchase of Purchase Shares at the Pre-Delivery Share Purchase Price (the “Pre-Delivery Shares”) by delivering a Purchase Notice to Company specifying the portion of the Pre-Delivery Share Purchase Amount Investor is electing to use for the purchase of Pre-Delivery Shares. Notwithstanding anything to the contrary contained herein, Investor covenants and agrees with Company that, following the end of the Commitment Period (as defined in the Purchase Agreement) and the repayment of all outstanding Pre-Paid Purchases (as defined in the Purchase Agreement), Investor shall within twenty (20) Trading Days deliver to Company a number of Ordinary Shares equal to the number of Pre-Delivery Shares issued hereunder (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after the date hereof), and Company shall pay Investor the Pre-Delivery Share Purchase Price for each share (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after the date hereof).

(b) Investor shall not, directly or indirectly, sell, transfer, offer, exchange, assign, pledge, encumber, hypothecate or otherwise dispose of, or enter into any contract, option or other agreement with respect to any sale, transfer, offer, exchange, assignment, pledge, encumbrance, hypothecation or other disposition of (collectively, “Transfer”), any Pre-Delivery Shares, provided; however, that during the period beginning on any day in which Investor delivers a Purchase Notice to Company and ending on the date of delivery of the Purchase Shares by Company covered by such Purchase Notice (such period, the “Interim Period”), Investor may Transfer a number of Pre-Delivery Shares up to the number of Purchase Shares covered by the applicable Purchase Notice; provided further that to the extent any such Transfer is made by Investor during the Interim Period, an equal number of Purchase Shares shall be deemed to be Pre-Delivery Shares upon delivery by Company to Investor (which shall be subject to the terms and conditions hereunder applicable to Pre-Delivery Shares) such that the total number of Pre-Delivery Shares held by Investor prior to Company’s exercise of its repurchase right under Section 3.3(a) shall always be equal to the number of Pre-Delivery Shares delivered to Investor hereunder, except during the Interim Period or as a result of sales made pursuant to the following sentence. Notwithstanding the foregoing, Investor may sell up to $100,000 of Pre-Delivery Shares per Trading Day without needing to submit a Purchase Notice on such Trading Day.

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4. Triggering Events; Events of Default and Remedies.

4.1. Triggering Event. If, at any time prior to this Pre-Paid Purchase being paid in full: the VWAP is less than the Floor Price for at least five (5) Trading Days during a period of seven (7) consecutive Trading Days (the “Trigger”, and the last such day of each such occurrence, a “Trigger Date”), then Company shall make monthly cash repayments of amounts outstanding under this Pre-Paid Purchase beginning on the fifth (5th) Trading Day after the Trigger Date and continuing on the same day of each successive calendar month (each a “Payment Date”) until the entire Outstanding Balance shall have been paid or until the payment obligation ceases in accordance with this section. Each monthly payment shall be in an amount equal to the sum of (i) $500,000.00, and (ii) all outstanding accrued and unpaid interest in respect of this Pre-Paid Purchase as of each Payment Date. The obligation of Company to make monthly cash payments hereunder shall cease (with respect to any payment that has not yet come due) if at any time after the Trigger Date the VWAP is greater than 130% of the Floor Price for a period of five (5) consecutive Trading Days, unless a subsequent Trigger occurs.

4.2. Event of Default. The following are events of default under this Pre-Paid Purchase (each, “Event of Default”): (a) Company fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Company makes a general assignment for the benefit of creditors; (e) Company files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Company; (g) Company fails to observe or perform any covenant set forth in Section 4 or Section 5 of the Purchase Agreement and such failure continues for five days; (h) the occurrence of a Fundamental Transaction without Investor’s prior written consent; (i) Company fails to timely establish and maintain the Share Reserve (as defined in the Purchase Agreement); (j) Company fails to deliver any Purchase Shares (including Pre-Delivery Shares) in accordance with the terms hereof; (k) any money judgment, writ or similar process is entered or filed against Company or any subsidiary of Company or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Investor; (l) Company fails to be DWAC Eligible and such failure continues for five days; (m) Company or any subsidiary of Company, breaches any covenant or other term or condition contained in any Other Agreement in any material respect and such failure continues for five days; (n) Company defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Company contained herein or in any other Transaction Document (as defined in the Purchase Agreement) in any material respect, other than those specifically set forth in this Section 4.2 or Section 4 or Section 5 of the Purchase Agreement and such failure continues for five days; (o) any representation, warranty or other statement made or furnished by or on behalf of Company to Investor herein, in any Transaction Document, or otherwise in connection with the issuance of this Pre-Paid Purchase is false, incorrect, incomplete or misleading in any material respect when made or furnished; (p) a non-management supported preliminary proxy is filed against Company; and (q) Company or any subsidiary of Company, breaches any material covenant or other material term or condition contained in any Other Agreements and such breach continues for five days.

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4.3. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Investor may accelerate this Pre-Paid Purchase by written notice to Company, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b) – (f) of Section 4.2, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Event of Default shall become immediately and automatically due and payable in cash at the Mandatory Default Amount. At any time following the occurrence of any Event of Default, upon written notice given by Investor to Company, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted under applicable law (“Default Interest”). Notwithstanding the foregoing, and for the avoidance of doubt, Investor may continue making Purchases pursuant to Section 3 at any time following an Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration described herein, Investor need not provide, and Company hereby waives, any presentment, demand, protest or other notice of any kind, and Investor may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Investor at any time prior to payment hereunder and Investor shall have all rights as a holder of the Pre-Paid Purchase until such time, if any, as Investor receives full payment pursuant to this Section 4.3. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Investor’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Company’s failure to timely deliver Purchase Shares pursuant to a Purchase as required pursuant to the terms hereof.

5. Unconditional Obligation; No Offset. Company acknowledges that this Pre-Paid Purchase is an unconditional, valid, binding and enforceable obligation of Company not subject to offset, deduction or counterclaim of any kind. Company hereby waives any rights of offset it now has or may have hereafter against Investor, its successors and assigns, and agrees to make the payments or Purchases called for herein in accordance with the terms of this Pre-Paid Purchase.

6. Waiver. No waiver of any provision of this Pre-Paid Purchase shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Sales Limitation. Investor agrees that so long as no Event of Default has occurred, Investor will limit its aggregate sales of Purchase Shares on the open market in any given calendar week to 15% of the weekly trading volume of the Ordinary Shares on all trading markets for such week (the “Sales Limitation”). In the event Investor breaches such covenant, Company’s sole and exclusive remedy shall be the reduction of the Outstanding Balance in an amount equal to one hundred percent (100%) of the net proceeds Investor received from excess sales in any given week. For the avoidance of doubt, both the Sales Limitation and Company’s remedy related to such limitation shall expire thirty (30) days after satisfaction in full of this Pre-Paid Purchase.

8. Opinion of Counsel. In the event that an opinion of counsel is needed for Purchases under this Pre-Paid Purchase, Investor has the right to have any such opinion provided by its counsel.

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9. Governing Law; Venue. This Pre-Paid Purchase shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Pre-Paid Purchase shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

10. Arbitration of Disputes. By its issuance or acceptance of this Pre-Paid Purchase, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

11. Cancellation. After repayment of the entire Outstanding Balance, this Pre-Paid Purchase shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

12. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Pre-Paid Purchase.

13. Assignments. Company may not assign this Pre-Paid Purchase without the prior written consent of Investor. This Pre-Paid Purchase and any Purchase Shares issued upon Purchase of this Pre-Paid Purchase may be offered, sold, assigned or transferred by Investor without the consent of Company.

14. Notices. Whenever notice is required to be given under this Pre-Paid Purchase, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

15. Liquidated Damages. Investor and Company agree that in the event Company fails to comply with any of the terms or provisions of this Pre-Paid Purchase, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Investor and Company agree that any fees, balance adjustments, Default Interest or other charges assessed under this Pre-Paid Purchase are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Investor’s and Company’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

16. Severability. If any part of this Pre-Paid Purchase is construed to be in violation of any law, such part shall be modified to achieve the objective of Company and Investor to the fullest extent permitted by law and the balance of this Pre-Paid Purchase shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Company has caused this Pre-Paid Purchase to be duly executed as of the Effective Date.

COMPANY: CN ENERGY GROUP. INC.

By:
Wenhua Liu, Interim Chief Executive Officer

ACKNOWLEDGED, ACCEPTED AND AGREED: INVESTOR: STREETERVILLE CAPITAL, LLC

By:
John M. Fife, President

[Signature Page to Pre-Paid Purchase #1]

ATTACHMENT 1

DEFINITIONS

For purposes of this Pre-Paid Purchase, the following terms shall have the following meanings:

A1. “DTC” means the Depository Trust Company or any successor thereto.

A2. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A3. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A4. “DWAC Eligible” means that (a) Company’s Ordinary Shares are eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Company has been approved (without revocation) by DTC’s underwriting department; (c) Company’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Purchase Shares are otherwise eligible for delivery via DWAC; and (e) Company’s transfer agent does not have a policy prohibiting or limiting delivery of the Purchase Shares via DWAC.

A5. “Default Effect” means multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by eight percent (8%) and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Pre-Paid Purchase as of the date the applicable Event of Default occurred.

A6. “Floor Price” means $0.02504.

A7. “Fundamental Transaction” means that (a) (i) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Company or any of its subsidiaries is the surviving corporation) any other person or entity, (ii) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, (iii) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Company (not including any shares of voting stock of Company held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), (iv) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Company (not including any shares of voting stock of Company held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), (v) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Ordinary Shares or Ordinary Shares, other than an increase in the number of authorized shares of Company’s Ordinary Shares or Ordinary Shares, (vi) Company transfers any material asset to any Subsidiary, affiliate, person or entity under common ownership or control with Company, or (vii) Company pays or makes any monetary or non-monetary dividend or distribution to its shareholders; or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Company. For the avoidance of doubt, Company or any if the subsidiaries entering into a definitive agreement that contemplates a Fundamental Transaction will be deemed to be a Fundamental Transaction unless such agreement contains a closing condition that this Pre-Paid Purchase is repaid in full upon consummation of the transaction.

A8. “Mandatory Default Amount” means the Outstanding Balance following the application of the Default Effect.

A9. “Ordinary Shares” means Company’s Class A ordinary shares, no par value.

Attachment 1 to Pre-Paid Advance #1, Page 1

A10. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Company (or an affiliate), on the one hand, and Investor (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Company’s ongoing business operations.

A11. “Outstanding Balance” means as of any date of determination, the initial principal amount, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Purchases, offset, or otherwise, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Investor, transfer, stamp, issuance and similar taxes and fees related to Purchases, and any other fees or charges incurred under this Pre-Paid Purchase.

A12. “Pre-Delivery Purchase Amount” means $5,000.

A13. “Pre-Delivery Share Purchase Price” means $0.0001 per share.

A14. “Purchase Notice Date” means the date the applicable Purchase Notice is delivered by Investor to Company.

A15. “Purchase Price Date” means the date the Purchase Price is delivered by Investor to Company.

A16. “Purchase Shares” Ordinary Shares purchased pursuant to this Pre-Paid Purchase.

A17. “Purchase Share Purchase Price” means 80% multiplied by the Nasdaq Minimum Price (as defined in the Purchase Agreement) as of the applicable measurement date, but in no event lower than the Floor Price.

A18. “Trading Day” means any day on which Company’s principal market is open for trading.

A19. “VWAP” means the volume weighted average price of the Ordinary Shares on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

[Remainder of page intentionally left blank]

Attachment 1 to Pre-Paid Advance #1, Page 2

EXHIBIT A

Streeterville Capital, LLC

PURCHASE NOTICE

On behalf of Streeterville Capital, LLC (“Investor”), the undersigned hereby certifies, with respect to the purchase of Ordinary Shares of CN ENERGY GROUP. INC. (“Company”) issuable in connection with this Purchase Notice, delivered pursuant to that certain Pre-Paid Purchase #1, dated as of April 4, 2025 (as amended and supplemented from time to time), as follows:

A.	Purchase Notice Date: ____________
B.	Purchase Amount: ____________
C.	Purchase Share Purchase Price: ____________
D.	Number of Purchase Shares Due to Investor: ____________________
E.	Outstanding Balance Following Purchase: ____________

INVESTOR’S DTC PARTICIPANT #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

CONTACT PERSON:

NUMBER AND/OR EMAIL:

INVESTOR: STREETERVILLE CAPITAL, LLC

By:
John M. Fife, President

Attachment 1 to Pre-Paid Advance #1, Page 3

        EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 4, 2025, is entered into by and between CN ENERGY GROUP. INC., a British Virgin Islands company (the "Company"), and STREETERVILLE CAPITAL, LLC, a Utah limited liability company (together with its permitted assigns, the “Investor”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement by and between the parties hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement").

WHEREAS:

The Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to sell to the Investor up to Twenty Million Dollars ($20,000,000) of Pre-Paid Purchases (as defined in the Purchase Agreement) for the purchase of Purchase Shares (as defined in the Purchase Agreement) and to induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. “Business Day” is any day that is not a Saturday, Sunday or a day on which banks in New York, New York are closed.

b. "Person" means any individual or entity including but not limited to any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and/or pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the "SEC").

d. "Registrable Securities" means (i) all of the Purchase Shares which have been, or which may, from time to time be issued, including without limitation all of the Company’s Class A ordinary shares, no par value per share (“Ordinary Shares”), which have been issued or will be issued to the Investor under the Purchase Agreement and the Pre-Paid Purchases (without regard to any beneficial ownership limitation or restriction on purchases therein), (ii) the Commitment Shares (as defined in the Purchase Agreement), and (iii) Ordinary Shares issued to the Investor as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise with respect to the foregoing.

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e. "Registration Statement" means one or more registration statements, as supplemented by any prospectus supplement or amendment thereto, of the Company covering the sale of the Registrable Securities.

2. REGISTRATION.

a. Registration. The Company shall file with the SEC an initial Registration Statement within forty-five (45) calendar days from the Closing Date (as defined in the Purchase Agreement) covering a number of Ordinary Shares equal to the Commitment Amount (as defined in the Purchase Agreement) divided by the Floor Price (as defined in Pre-Paid Purchase #1) as Registrable Securities (the Initial Registration Statement”) so as to permit the resale of such Registrable Securities by the Investor, including but not limited to under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices). The Initial Registration Statement shall register only Registrable Securities. The Company shall provide Investor and its counsel reasonable opportunity to review and comment upon the Initial Registration Statement and any amendment or supplement to such Initial Registration Statement and any related prospectus prior to its filing with the SEC, and the Company shall give due consideration to all reasonable comments the Company receives from Investor and its counsel. The Investor shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to have the Initial Registration Statement declared effective as soon as practicable, and any amendment declared effective by the SEC at the earliest possible date. The Company shall use reasonable best efforts to keep each Registration Statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the earlier of (i) the date on which the Investor shall have sold all the Registrable Securities and the full Commitment Amount has been drawn down by the Company pursuant to the Purchase Agreement and (ii) the date on which the Purchase Agreement is terminated (the "Registration Period"). Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. In the event that (i) the Initial Registration Statement or New Registration Statement (as defined below) becomes stale after the initial effectiveness of such Registration Statement or New Registration Statement and (ii) the Investor still owns any of the Registrable Securities that the Investor cannot then sell without restriction pursuant to Rule 144 promulgated under the Securities Act, the Company shall use commercially reasonable efforts to as soon as possible file one or more post-effective amendments to facilitate the SEC’s declaration of effectiveness with respect to such Initial Registration Statement or New Registration Statement.

b. Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time-to-time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under the Registration Statement. The Company shall file such initial prospectus covering the Investor’s sale of the Registrable Securities within three (3) Business Days of the date that the Registration Statement is declared effective by the SEC. The Company shall provide Investor a reasonable opportunity to review and comment upon such prospectus prior to its filing with the SEC, and the Company shall give due consideration to all such comments received the Company receives from Investor and its counsel. The Investor shall use its reasonable best efforts to comment upon such prospectus within one (1) Business Day from the date the Investor receives the final pre-filing version of such prospectus.

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c. Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement or file a new Registration Statement (a “New Registration Statement”), so as to cover all of such Registrable Securities (subject to the limitations set forth in Section 2(a)) as soon as practicable, but in any event not later than ten (10) Business Days after the necessity therefor arises, subject to any limits that may be imposed by the Staff (as defined below) or the SEC. The Company shall use its reasonable best efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof. In the event that any of the Purchase Shares are not included in the Registration Statement, or have not been included in any New Registration Statement and the Company files any other registration statement under the Securities Act (other than on Form S-4, Form S-8 (or the FPI equivalents), or with respect to other employee related plans or rights offerings) (“Other Registration Statement”) then the Company shall, subject to any limits imposed by the Staff or the SEC, include in such Other Registration Statement first all of such Purchase Shares and second any other securities the Company wishes to include in such Other Registration Statement

d. Offering. If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of the initial Registration Statement with the SEC pursuant to Section 2(a), the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such initial Registration Statement until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file one or more New Registration Statements in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Investor, provided, however, that this obligation shall cease at the end of the Registration Period. Investor understands that the SEC Staff may require that the Investor and any underwriters, broker-dealers or agents that participate in the sale of Registrable Securities under the Registration Statement be deemed “underwriters” within the meaning of Section 2(11) of the Securities Act. Notwithstanding any provision herein or in the Purchase Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Investor’s obligations) shall be qualified as necessary to comport with any requirement of the SEC or the Staff as addressed in this Section 2(d).

3. RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2 including on any New Registration Statement, the Company shall use its reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

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b. Upon request of the Investor, the Company shall furnish to the Investor, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor. For the avoidance of doubt, any filing available to the Investor via the SEC’s live EDGAR system shall be deemed “furnished to the Investor” hereunder.

c. The Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by a registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

d. As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Investor in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement and/or take any other necessary steps (which, if in accordance with applicable SEC rules and regulations, may consist of a document to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and to be incorporated by reference in the prospectus) to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request). The Company shall also promptly notify the Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by email on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to any registration statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate.

e. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

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f. The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market (as defined in the Purchase Agreement). The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

g. The Company shall cooperate with the Investor to facilitate the timely preparation and delivery of the Registrable Securities (not bearing any restrictive legend) either by DWAC, DRS, or in certificated form if DWAC or DRS is unavailable, to be offered pursuant to any registration statement and enable such Registrable Securities to be in such denominations or amounts as the Investor may reasonably request and registered in such names as the Investor may request.

h. The Company shall at all times provide a transfer agent and registrar with respect to its Ordinary Shares.

i. If reasonably requested by the Investor, the Company shall (i) use commercially reasonable efforts to as soon as possible incorporate in a prospectus supplement or post-effective amendment such information as the Investor believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable upon notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any registration statement.

j. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

k. Within one (1) Business Day after any registration statement which includes the Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such registration statement has been declared effective by the SEC substantially in the form attached hereto as Exhibit A. Thereafter, if requested by the Investor at any time, the Company shall require its counsel to deliver to the Investor a written confirmation whether or not the effectiveness of such registration statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the registration statement is current and available to the Investor for sale of all of the Registrable Securities.

l. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to any registration statement.

m. Notwithstanding anything to the contrary in this Agreement, the provisions in this Agreement and the Company’s obligations thereunder are subject to compliance with Nasdaq Rule 5635(d), if and to the extent applicable to the Company.

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4. OBLIGATIONS OF THE INVESTOR.

a. The Company shall notify the Investor in writing of the information the Company reasonably requires from the Investor in connection with any registration statement hereunder. The Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement hereunder.

c. The Investor agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(d), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any registration statement(s) covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver Ordinary Shares without any restrictive legend in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(e) and for which the Investor has not yet settled.

5. EXPENSES OF REGISTRATION.

All reasonable expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

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6. INDEMNIFICATION.

a. In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls the Investor, the members, the directors, officers, partners, employees, agents, representatives of the Investor and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement or (iv) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about the Investor furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

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b. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses of one counsel to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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c. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

d. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. REPORTS AND DISCLOSURE UNDER THE SECURITIES ACT.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration ("Rule 144"), at all times while the Purchase Agreement is in effect the Company agrees, at the Company’s sole expense, to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

c. furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (provided that, any documents furnished or filed on Edgar will be deemed furnished to the Investor), and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

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d. take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9. ASSIGNMENT OF REGISTRATION RIGHTS.

Neither the Company nor the Investor shall assign this Agreement or any of their respective rights or obligations hereunder without the prior written consent of the other party; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment.

10. AMENDMENT OF REGISTRATION RIGHTS.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one Business Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11. MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be the addresses provided in the Purchase Agreement or at such other address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's email account containing the time, date, recipient email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, in accordance with clause (i), (ii) or (iii) above, respectively.

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c. The corporate laws of the State of Utah shall govern all issues concerning this Agreement. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. Each party hereby irrevocably submits to the exclusive jurisdiction of the State of Utah for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d. This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings with respect thereto, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

e. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

f. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

g. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by e-mail in a “.pdf” format data file of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

h. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

i. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

j. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * * *

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of day and year first above written.

COMPANY: CN ENERGY GROUP. INC.

By:
Wenhua Liu, Interim Chief Executive Officer

INVESTOR: STREETERVILLE CAPITAL, LLC

By:
John M. Fife, President

[Signature Page to Registration Rights Agreement]

EXHIBIT A

TO REGISTRATION RIGHTS AGREEMENT

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

______, 2025

[Transfer Agent]

[Address]

Re: Effectiveness of Registration Statement

Ladies and Gentlemen:

We are counsel to CN ENERGY GROUP. INC., a British Virgin Islands company (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of April 4, 2025 (the “Purchase Agreement”), entered into by and between the Company and Streeterville Capital, LLC, a Utah limited liability company (the “Investor”) pursuant to which the Company has agreed to issue to the Investor Pre-Paid Purchases for the purchase of shares of the Company's ordinary shares, no par value (the “Ordinary Shares”), in an amount up to Twenty Million Dollars ($20,000,000) (the “Purchase Shares”), in accordance with the terms of the Purchase Agreement. In connection with the transactions contemplated by the Purchase Agreement, the Company has registered with the U.S. Securities & Exchange Commission the following Ordinary Shares:

(1)	__________ Purchase Shares to be issued to the Investor upon purchase from the Company by the Investor from time to time in accordance with the Purchase Agreement; and

(2)	__________ Commitment Shares (as defined in the Purchase Agreement) (the “Commitment Shares”).

Pursuant to the Purchase Agreement, the Company also has entered into a registration rights agreement, of even date with the Purchase Agreement with the Investor (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Purchase Shares and Commitment Shares under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company's obligations under the Purchase Agreement and the Registration Rights Agreement, on [_____], 2025, the Company filed a Registration Statement (File No. 333-[_________]) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Purchase Shares and Commitment Shares.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [_____] [A.M./P.M.] on [__________], 2025 and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Purchase Shares and Commitment Shares are available for resale under the Securities Act pursuant to the Registration Statement and may be issued without any restrictive legend.

Very truly yours, [Company Counsel]

By:

cc: Streeterville Capital, LLC

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EXHIBIT C

IRREVOCABLE LETTER OF INSTRUCTIONS TO TRANSFER AGENT

Date: April 4, 2025

To the transfer agent of CN ENERGY GROUP. INC.

Re: Instructions to Reserve and Issue Shares

Ladies and Gentlemen:

CN Energy Group. Inc., a British Virgin Islands company (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”), have entered into a Securities Purchase Agreement dated as of April 4, 2025 (the “Purchase Agreement”), providing for the issuance of that certain Pre-Paid Purchase #1 in the principal amount of $3,230,000 (as the same may be amended or exchanged from time to time, “Pre-Paid Purchase #1”, and together with any other Pre-Paid Purchases that may be issued under the Purchase Agreement, the “Pre-Paid Purchases”). The Pre-Paid Purchases, the Purchase Agreement and all other documents entered into in conjunction therewith, including any amendments thereto, are collectively referred to herein as the “Transaction Documents”. The Pre-Paid Purchases provide for the issuance of Class A ordinary shares, no par value, of Company (the “Ordinary Shares”, and the Ordinary Shares issuable pursuant to purchases under the Pre-Paid Purchases, the “Shares”) to Investor.

Pursuant to the terms of the Purchase Agreement, Company has agreed to establish a reserve of authorized but unissued Ordinary Shares for Investor’s sole and exclusive benefit in an amount not less than 50,000,000 Ordinary Shares (the “Share Reserve”) for issuances under the Pre-Paid Purchases. The amount of shares so reserved may be increased in increments of 100,000 shares, from time to time, as and when requested by Investor, if the number of shares being held in the Share Reserve is less than the amount calculated as follows: two (2) times the number of Ordinary Shares obtained by dividing the Pre-Paid Purchase Outstanding Balance (as defined in the Purchase Agreement) by the Purchase Share Purchase Price (as defined in the Pre-Paid Purchases), as of the date of the request

This irrevocable letter of instructions (this “Letter”) shall serve as the authorization and direction of Company to VStock Transfer, LLC, or its successors, as Company’s transfer agent (hereinafter, “you” or “your”), to reserve Ordinary Shares and to issue (or where relevant, to reissue in the name of Investor) Ordinary Shares to Investor or its broker, under the Pre-Paid Purchases as follows:

17. From and after the date hereof and until all of Company’s obligations under the Purchase Agreement and Pre-Paid Purchases are paid and performed in full, (a) you shall establish a reserve of authorized but unissued Ordinary Shares in an amount not less than the Share Reserve, (b) you shall maintain and hold the Share Reserve for the exclusive benefit of Investor, (c) you shall issue the Ordinary Shares held in the Share Reserve to Investor or its broker only, (d) when you issue Ordinary Shares to Investor or its broker under Pre-Paid Purchases pursuant to the other instructions in this Letter, you shall issue such shares from the Share Reserve, and (e) you shall not otherwise reduce the Share Reserve under any circumstances, unless Investor delivers to you written pre-approval of such reduction.

18. You shall issue the Shares to Investor or its broker in accordance with Paragraph 3 upon a purchase of all or any portion of any outstanding balance of a Pre-Paid Purchase, upon delivery to you of a duly executed purchase notice substantially in the form attached hereto as Exhibit A (a “Purchase Notice”).

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19. In connection with a Purchase Notice delivered to you pursuant to Paragraph 2 above, you will receive a legal opinion as to the free transferability of the Shares, dated within ninety (90) days from the date of the Purchase Notice, from legal counsel, indicating that the Shares to be issued are registered for resale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), or pursuant to Rule 144 promulgated under the 1933 Act (“Rule 144”), or any other available exemption under the 1933 Act, the issuance of the applicable Shares to Investor is exempt from registration under the 1933 Act, and thus the Shares may be issued or delivered without restrictive legend (the “Opinion Letter”). Upon your receipt of a Purchase Notice and an Opinion Letter, you shall, within three (3) Trading Days (as defined below) thereafter, (i) if you are eligible to participate in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and the Ordinary Shares are eligible to be transferred electronically with DTC through the Deposit/Withdrawal at Custodian system (“DWAC Eligible”), credit such aggregate number of DWAC Eligible Ordinary Shares to Investor’s or its designee’s balance account with DTC, provided Investor identifies its bank or broker (by providing its name and DTC participant number) and causes its bank or broker to initiate such DWAC Eligible transaction, or (ii) if the Ordinary Shares are not then DWAC Eligible, issue and deliver to Investor or its broker (as specified in the applicable Purchase Notice), via reputable overnight courier, to the address specified in the Purchase Notice, as the case may be, a certificate, registered in the name of Investor or its designee, representing such aggregate number of Ordinary Shares as have been requested by Investor to be transferred in the Purchase Notice, as applicable. Such Shares (A) shall not bear any legend restricting transfer, (B) shall not be subject to any stop-transfer restrictions, and (C) shall otherwise be freely transferable on the books and records of Company. For purposes hereof, “Trading Day” shall mean any day on which Nasdaq is open for trading.

If you receive a Purchase Notice but you do not also receive an Opinion Letter, and you are required to issue the Shares in certificated form, then any certificates for the applicable Shares shall bear a restrictive legend substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS OR OTHER EVIDENCE ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

20. Please note that a share issuance resolution is not required for each purchase and issuance of Shares since this Letter and the Transaction Documents and all transactions contemplated thereunder including, without limitation, all allotments and issuances of Shares have been approved by resolution of Company’s board of directors (the “Share Issuance Resolution”). Pursuant to the Share Issuance Resolution, all of the Shares are authorized to be issued to Investor. For the avoidance of doubt, this Letter is your authorization and instruction by Company to issue the Shares pursuant to this Letter without any further authorization or direction from Company. You shall rely exclusively on the instructions in this Letter and shall have no liability for relying on any Purchase Notice provided by Investor. Any Purchase Notice delivered hereunder shall constitute an irrevocable instruction to you to process such notice or notices in accordance with the terms thereof, without any further direction or inquiry. Such notice or notices may be transmitted to you by fax, email, or any commercially reasonable method.

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21. Notwithstanding any other provision hereof, Company and Investor understand that you shall not be required to perform any issuance or transfer of Shares if (a) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations, or (b) the issuance or transfer of Shares is prohibited or stopped as required or directed by a court order. Additionally, Company and Investor understand that you shall not be required to perform any issuance or transfer of Shares if Company is in default of its payment obligations under its agreement with you; provided, however, that in such case Investor shall have the right to pay the applicable issuance or transfer fee on behalf of Company and upon payment of the issuance or transfer fee by Investor, you shall be obligated to make the requested issuance or transfer.

22. You are hereby authorized and directed to promptly disclose to Investor, after Investor’s request from time to time, the total number of Ordinary Shares issued and outstanding and the total number of shares that are authorized but unissued and unreserved.

23. Company hereby confirms to you and to Investor that no instruction other than as contemplated herein (including instructions to increase the Share Reserve as necessary pursuant to Paragraph 1(f) above) will be given to you by Company with respect to the matters referenced herein. Company hereby authorizes you, and you shall be obligated, to disregard any contrary instruction received by or on behalf of Company or any other person purporting to represent Company.

24. Notwithstanding anything to the contrary herein or in any previous Irrevocable Letter of Instructions to Transfer Agent with Investor and Company, Company hereby agrees that the Share Reserve set forth in this Letter may, at Investor’s election, be used to satisfy any prior obligations owed by Company to Investor or any obligations owed by Company to Investor that may arise in the future. Company further agrees that any prior or future share reserves established for the benefit of Investor may also be used to satisfy Company’s obligations under the Pre-Paid Purchases.

25. Company hereby agrees not to change you as its transfer agent without first (a) providing Investor with at least (ten) 10 business days’ written notice of such proposed change, and (b) obtaining Investor’s written consent to such proposed change. Any such consent is conditioned upon the new transfer agent executing an irrevocable letter of instructions substantially similar to this Letter so that such transfer agent is bound by the same terms set forth herein.

26. Company acknowledges that Investor is relying on the representations and covenants made by Company in this Letter and that the representations and covenants contained in this Letter constitute a material inducement to Investor to make the purchases evidenced by the Pre-Paid Purchases. Company further acknowledges that without such representations and covenants of Company, Investor would not have made purchased the Pre-Paid Purchases.

27. Company shall, to the fullest extent permitted by applicable law, indemnify you and your officers, directors, members, managers, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith.

28. Investor is an intended third-party beneficiary of this Letter. The parties hereto specifically acknowledge and agree that in the event of a breach or threatened breach by a party hereto of any provision hereof, Investor will be irreparably damaged, and that damages at law would be an inadequate remedy if this Letter were not specifically enforced. Therefore, in the event of a breach or threatened breach of this Letter, Investor shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for a specific performance of the provisions of this Letter.

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29. This Letter shall be fully binding and enforceable against Company even if it is not signed by you. If Company takes (or fails to take) any action contrary to this Letter, then such action or inaction will constitute a default under the Transaction Documents. Although no additional direction is required by Company, any refusal by Company to immediately confirm this Letter and the instructions contemplated herein to you will constitute a default hereunder and under the Transaction Documents.

30. Whenever possible, each provision of this Letter shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Letter shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Letter or the validity or enforceability of this Letter in any other jurisdiction.

31. By signing below, (a) each individual executing this Letter on behalf of an entity represents and warrants that he or she has authority to so execute this Letter on behalf of such entity and thereby bind such entity to the terms and conditions hereof, and (b) each party to this Letter represents and warrants that such party has received good and valuable consideration in exchange for executing this Letter.

32. Company and Investor agree that any action which names you as a party shall be brought in a court of general jurisdiction in Nassau County, New York and no other court and shall be subject to New York law. Notwithstanding the foregoing, nothing herein shall be construed to modify, change or amend Company’s agreement to arbitrate disputes with Investor pursuant to the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement. For the avoidance of doubt, only claims directly involving you will be subject to litigation in Nassau County, New York and New York law, all other claims between Company and Investor will be subject to the Arbitration Provisions and Utah law and may proceed concurrently with any action among the parties in Nassau County, New York. Notwithstanding the foregoing, each party further agrees to not participate in any action, suit, proceeding or arbitration (including without limitation any action or proceeding seeking an injunction or temporary restraining order against your issuance of Shares to Investor) of any dispute arising out of or relating to this Letter or the relationship of the parties or their affiliates that takes place outside of the jurisdictions set forth herein.

33. Company hereby authorizes and directs you to provide to Investor a copy of any process, stop order, notice or other instructions delivered to you in furtherance of any attempt to prohibit or prevent you from issuing Shares to Investor. By your signature below, you covenant and agree to promptly and as soon as reasonably practicable provide to Investor, upon a request from Investor, a copy of any such process, stop order, notice or other instructions.

 [Remainder of page intentionally left blank; signature page follows]

20

Very truly yours, CN ENERGY GROUP. INC.

By:
Wenhua Liu, Interim Chief Executive Officer

ACKNOWLEDGED AND AGREED:

INVESTOR:

STREETERVILLE CAPITAL, LLC

By:
John M. Fife, President

TRANSFER AGENT:

VSTOCK TRANSFER, LLC

By:
Name:
Title:

Attachments:

Exhibit A Form of Purchase Notice

[Signature Page to Irrevocable Letter of Instructions to Transfer Agent]

EXHIBIT A

Streeterville Capital, LLC

PURCHASE NOTICE

On behalf of Streeterville Capital, LLC (“Investor”), the undersigned hereby certifies, with respect to the purchase of Class A Ordinary Shares of CN ENERGY GROUP. INC. (“Company”) issuable in connection with this Purchase Notice, delivered pursuant to that certain Pre-Paid Purchase #1, dated as of April 4, 2025 (as amended and supplemented from time to time), as follows:

A.	Purchase Notice Date: ____________
B.	Purchase Amount: ____________
C.	Fixed Price: ____________
D.	Market Price: _______________
E.	Purchase Share Purchase Price (lower of C and D): ____________
F.	Number of Purchase Shares Due to Investor: ____________________
G.	Outstanding Balance Following Purchase: ____________

INVESTOR’S DTC PARTICIPANT #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

CONTACT PERSON:

NUMBER AND/OR EMAIL:

INVESTOR: STREETERVILLE CAPITAL, LLC

By:
John M. Fife, President

[Signature Page to Irrevocable Letter of Instructions to Transfer Agent]

EXHIBIT D

CN ENERGY GROUP. INC.

OFFICER’S CERTIFICATE

I hereby certify that I am the duly elected, qualified and acting Interim Chief Executive Officer of CN Energy Group. Inc., a British Virgin Islands company (“Company”), and I am authorized to execute this Officer’s Certificate (this “Certificate”) on behalf of Company. This Certificate is delivered in connection with that certain Securities Purchase Agreement dated April 4, 2025 (the “Purchase Agreement”), by and between Company and Streeterville Capital, LLC, a Utah limited liability company.

Solely in my capacity as Interim Chief Executive Officer, I certify that Schedule 1 attached hereto is a true, accurate and complete copy of all the resolutions adopted by the Board of Directors of Company (the “Resolutions”) approving and authorizing the execution, delivery and performance of the Purchase Agreement and related documents to which Company is a party on the date hereof, and the transactions contemplated thereby. Such Resolutions have not been amended, rescinded or modified since their adoption and remain in effect as of the date hereof.

IN WITNESS WHEREOF, I have made this Officer’s Certificate effective as of April 4, 2025.

CN ENERGY GROUP. INC.

By:
Wenhua Liu, Interim Chief Executive Officer

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Schedule 1

BOARD RESOLUTIONS

[attached]

25 | Page

CN ENERGY GROUP. INC.

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

________________________

Effective April 4, 2025

________________________

APPROVAL OF FINANCING

WHEREAS, the Board of Directors (the “Board”) of CN Energy Group. Inc., a British Virgin Islands company (“Company”), has determined that it is in the best interests of Company to seek financing in the amount of up to $20,000,000 through the issuance and sale to Streeterville Capital, LLC, a Utah limited liability company (“Investor”), of 1,448,225 Class A ordinary shares, no par value of the Company, as a commitment fee (the “Commitment Shares”), and one or more Pre-Paid Purchases (the “Financing”);

WHEREAS, the terms of the Financing are reflected in a Securities Purchase Agreement substantially in the form attached hereto as Exhibit A (the “Purchase Agreement”), one or more Pre-Paid Purchases issued by Company to Investor substantially in the form attached hereto as Exhibit B (each, a “Pre-Paid Purchase”), a Registration Rights Agreement substantially in the form attached hereto as Exhibit C, an Irrevocable Letter of Instructions to Transfer Agent substantially in the form attached hereto as Exhibit D, a Share Issuance Resolution substantially in the form attached hereto as Exhibit E (“Share Issuance Resolution”), and all other agreements, certificates, instruments and documents being or to be executed and delivered under or in connection with the Financing (collectively, the “Financing Documents”); and

WHEREAS, the Board, having received and reviewed the Financing Documents, believes that it is in the best interests of Company and its stockholders to approve the Financing and the Financing Documents and authorize the officers of Company to execute such documents.

NOW, THEREFORE, BE IT:

RESOLVED, that the Financing is hereby approved and determined to be in the best interests of Company and its stockholders;

RESOLVED FURTHER, that the form, terms and provisions of the Financing Documents (including all exhibits, schedules and other attachments thereto) are hereby ratified, confirmed and approved;

RESOLVED FURTHER, that each Pre-Paid Purchase, including, but not limited to, Pre-Paid Purchase #1, shall be duly and validly issued upon the issuance and delivery thereof in accordance with the Purchase Agreement;

RESOLVED FURTHER, that the Commitment Shares shall be duly authorized, validly issued, fully paid for and non-assessable upon the issuance and delivery thereof in accordance with the Purchase Agreement;

RESOLVED FURTHER, that the Purchase Shares (as defined in the Pre-Paid Purchases), including the Pre-Delivery Shares (as defined in Pre-Paid Purchase #1), shall be duly authorized, validly issued, fully paid for and non-assessable upon the issuance and delivery thereof in accordance with the Pre-Paid Purchases;

RESOLVED FURTHER, that Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance under the Pre-Paid Purchases such number of Class A, ordinary shares required under the Purchase Agreement (the “Share Reserve”);

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RESOLVED FURTHER, that the fixed number of Class A ordinary shares set forth in the Share Issuance Resolution to be reserved by the transfer agent is not meant to limit or restrict in any way the resolutions contained herein, including without limitation the calculation of the Share Reserve under the Purchase Agreement, as required from time to time;

RESOLVED FURTHER, that each of the officers of Company be, and each of them hereby is, authorized to instruct the transfer agent to increase the Share Reserve, from time to time, in the incremental amount set forth in the Share Issuance Resolution; provided, however, that any decrease in the Share Reserve held by the transfer agent will require the prior written consent of Investor;

RESOLVED FURTHER, that in the event of any conflict between these resolutions and the Share Issuance Resolution, these resolutions shall control;

RESOLVED FURTHER, that with respect to each purchase under the Pre-Paid Purchases, the reduction in the outstanding balance under the Pre-Paid Purchases (as the same may increase or decrease pursuant to the terms of the Pre-Paid Purchases) in an amount equal to the Purchase Amount (as defined in the Pre-Paid Purchases) shall constitute fair and adequate consideration to Company for the issuance of the applicable Purchase Shares, regardless of the price used to determine the number of Purchase Shares deliverable with respect to any purchase under the applicable Pre-Paid Purchase;

RESOLVED FURTHER, that each of the officers of Company be, and each of them hereby is, authorized to execute and deliver in the name of and on behalf of Company, each of the Financing Documents and any other related agreements (with such additions to, modifications to, or deletions from such documents as the officer approves, such approval to be conclusively evidenced by such execution and delivery), to conform Company’s minute books and other records to the matters set forth in these resolutions, and to take all other actions on behalf of Company as any of them deem necessary, required, or advisable with respect to the matters set forth in these resolutions;

RESOLVED FURTHER, that the Board hereby determines that all acts and deeds previously performed by the Board and other officers of Company relating to the foregoing matters prior to the date of these resolutions are ratified, confirmed and approved in all respects as the authorized acts and deeds of Company; and

RESOLVED FURTHER, that all prior actions or resolutions of Company’s directors that are inconsistent with the foregoing are hereby amended, corrected and restated to the extent required to be consistent herewith.

[Remainder of page intentionally left blank]

******************

EXHIBITS ATTACHED TO BOARD RESOLUTIONS:

Exhibit B	PURCHASE AGREEMENT
Exhibit C	PRE-PAID PURCHASE
Exhibit D	REGISTRATION RIGHTS AGREEMENT
Exhibit E	TRANSFER AGENT LETTER
Exhibit F	SHARE ISSUANCE RESOLUTION

[Remainder of page intentionally left blank]

27 | Page

EXHIBIT E

SHARE ISSUANCE RESOLUTION
AUTHORIZING THE ISSUANCE OF NEW ORDINARY SHARES IN

CN ENERGY GROUP. INC.

___________________________

Effective April 4, 2025

___________________________

The undersigned, as a qualified officer of CN Energy Group. Inc., a British Virgin Islands company (“Company”), hereby certifies that this Share Issuance Resolution is authorized by and consistent with the resolutions of Company’s board of directors (“Board Resolutions”) regarding one or more Pre-Paid Purchases in an aggregate purchase amount of up to $20,000,000 (the “Pre-Paid Purchases”), made by Company in favor of Streeterville Capital, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”), pursuant to that certain Securities Purchase Agreement dated April 4, 2025, by and between Company and Investor (the “Purchase Agreement”).

RESOLVED, that VStock Transfer, LLC, as transfer agent (including any successor transfer agent, the “Transfer Agent”) of Company’s Class A ordinary shares, no par value per share (the “Ordinary Shares”), is authorized to rely upon a Purchase Notice substantially in the form of Exhibit A attached hereto, whether an original or a copy (the “Purchase Notice”), in each case without any further inquiry, to be delivered to the Transfer Agent from time to time either by Company or Investor.

RESOLVED FURTHER, that the Transfer Agent is authorized to issue the number of:

(i)	“Purchase Shares” (representing Ordinary Shares) set forth in each Purchase Notice delivered to the Transfer Agent,

(ii)	“Commitment Shares” (representing Ordinary Shares) set forth in the Purchase Agreement,

(iii)	“Pre-Delivery Shares” (representing Ordinary Shares) set forth in Pre-Paid Purchase #1, and

(iv)

all additional Ordinary Shares Company may subsequently instruct the Transfer Agent to issue in connection with any of the foregoing or otherwise under the Pre-Paid Purchases and the Purchase Agreement, with such shares to be issued in the name of Investor, or its successors, transferees, or designees, free of any restricted security legend, as permitted by the Pre-Paid Purchases and the Purchase Agreement.

RESOLVED FURTHER, that consistent with the terms of the Purchase Agreement, the Transfer Agent is authorized and directed to create a share reserve in the amount of 50,000,000 Ordinary Shares for the benefit of Investor (the “Share Reserve”); provided that the Share Reserve may increase in increments of 100,000 shares from time to time by written instructions provided to the Transfer Agent by Company or Investor as required by the Purchase Agreement and as contemplated by the Board Resolutions.

RESOLVED FURTHER, that Investor and the Transfer Agent may rely upon the more general approvals and authorizations set forth in the Board Resolutions, and the Transfer Agent is hereby authorized and directed to take those further actions approved under the Board Resolutions.

RESOLVED FURTHER, that Investor must consent in writing to any reduction of the Share Reserve held by the transfer agent; provided, however, that upon full repayment of the Pre-Paid Purchases, the Share Reserve will terminate thirty (30) days thereafter.

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RESOLVED FURTHER, that Company shall indemnify the Transfer Agent and its employees against any and all loss, liability, damage, claim or expenses incurred by or asserted against the Transfer Agent arising from any action taken by the Transfer Agent in reliance upon this Share Issuance Resolution.

Nothing in this Share Issuance Resolution shall limit or restrict those resolutions and authorizations set forth in the Board Resolutions, including without limitation increasing the Share Reserve from time to time required by the Purchase Agreement.

The undersigned officer of Company hereby certifies that this is a true copy of Company’s Share Issuance Resolution, effective as of the date set forth below, and that said resolution has not been in any way rescinded, annulled, or revoked, but the same is still in full force and effect.

COMPANY: CN ENERGY GROUP. INC.

By:
Wenhua Liu, Interim Chief Executive Officer

EXHIBITS ATTACHED TO SHARE ISSUANCE RESOLUTION:

Exhibit A Purchase Notice

29 | Page

EXHIBIT F

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of these arbitration provisions (the “Arbitration Provisions”), the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. For the avoidance of doubt, Investor’s pursuit of an injunction or other Claim pursuant to these Arbitration Provisions or with a court will not later prevent Investor under the doctrines of claim preclusion, issue preclusion, res judicata or other similar legal doctrines from pursuing other Claims in a separate arbitration in the future. The parties to the Agreement (the “parties”) hereby agree that the Claims may be arbitrated in one or more arbitrations pursuant to these Arbitration Provisions (one for an injunction or injunctions and a separate one for all other Claims). The term “Claims” specifically excludes a dispute over Calculations. The parties to the Agreement hereby agree that these Arbitration Provisions are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or any other Transaction Document) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable pursuant to Section 29 of the 1934 Act or for any other reason is subject to these Arbitration Provisions. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County, Utah and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Pre-Paid Purchase, “Default Interest”) (with respect to monetary awards) at the rate specified in the Pre-Paid Purchase for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Salt Lake County, Utah.

3. The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

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4. Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1 Initiation of Arbitration. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 14.10 of the Agreement (the “Notice Provision”); provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under the Notice Provision (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to the Notice Provision or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

4.2 Selection and Payment of Arbitrator.

(a) Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within five (5) calendar days after Investor has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Investor, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Investor may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company.

(b)  If Investor fails to submit to Company the Proposed Arbitrators within ten (10) calendar days after the Service Date pursuant to subparagraph (a) above, then Company may at any time prior to Investor so designating the Proposed Arbitrators, identify the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Investor. Investor may then, within five (5) calendar days after Company has submitted notice of its Proposed Arbitrators to Investor, select, by written notice to Company, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Investor fails to select in writing and within such 5-day period one (1) of the three (3) Proposed Arbitrators selected by Company, then Company may select the arbitrator from its three (3) previously selected Proposed Arbitrators by providing written notice of such selection to Investor.

(c)  If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the party that selected such Proposed Arbitrator may select one (1) of the other three (3) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all three (3) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again in accordance with this Paragraph 4.2.

(d)  The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”. If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration. If Utah ADR Services ceases to exist or to provide a list of neutrals and there is no successor thereto, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

(e)  Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties. Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.

4.3 Applicability of Certain Utah Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Utah Rules of Civil Procedure and the Utah Rules of Evidence. More specifically, the Utah Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Utah Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Utah Rules of Civil Procedure or the Utah Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

4.4 Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

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4.5 Related Litigation. The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act. In the event either party successfully petitions a court to compel arbitration, the losing party in such action shall be required to pay the prevailing party’s attorneys’ fees and costs incurred in connection with such action.

4.6 Discovery. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:

(a) Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement.

(ii) To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys’ fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys’ fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated attorneys’ fees. The party taking the deposition must pay the party defending the deposition the estimated attorneys’ fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys’ fees are unreasonable, such party may submit the issue to the arbitrator for a decision. All depositions will be taken in Utah.

(c) All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.

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(d) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(e) Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert’s name and qualifications, including a list of all the expert’s publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

4.6 Dispositive Motions. Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Utah Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.7 Confidentiality. All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

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4.8 Authorization; Timing; Scheduling Order. Subject to all other sections of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

4.9 Relief. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10 Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys’ fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

4.11 Motion to Vacate. Following the entry of the Arbitration Award, if either party desires to file a Motion to Vacate the Arbitration Award with a court in Salt Lake County, Utah, it must do so within the earlier of: (a) thirty (30) days of entry of the Arbitration; and (b) in response to the prevailing party’s Motion of Confirm the Arbitration Award.

5. Arbitration Appeal.

5.1 Initiation of Appeal. Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators as provided in Paragraph 5.2 below. The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice. In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned. In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award. The Arbitration Award will be considered final until the Appeal Notice has been properly delivered and the applicable appeal bond has been posted (along with proof of payment of the applicable bond). The parties acknowledge and agree that any Appeal shall be deemed part of the parties’ agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.

5.2 Selection and Payment of Appeal Panel. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”).

(a) Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with Utah ADR Services, and shall not be the arbitrator who rendered the Arbitration Award being appealed (the “Original Arbitrator”). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.

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(b) If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee. The Appellee may then, within five (5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant’s list of five (5) arbitrators by providing written notice of such selection to the Appellee.

(c) If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.

(d) The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph

5.2 agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the “Appeal Commencement Date”. No later than five (5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel. If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.

(d) Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the Appellant.

5.3 Appeal Procedure. The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice. Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below). Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator’s findings or the Arbitration Award.

5.4 Timing.

(a) Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant’s arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant’s delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee’s delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final. If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.

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(b) Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).

5.5 Appeal Panel Award. The Appeal Panel shall issue its decision (the “Appeal Panel Award”) through the lead arbitrator on the Appeal Panel. Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate specified in the Pre-Paid Purchase for Default Interest both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Salt Lake County, Utah.

5.6 Relief. The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.

5.7 Fees and Costs. As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6. Miscellaneous.

6.1 Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2 Governing Law. These Arbitration Provisions shall be governed by the laws of the State of Utah without regard to the conflict of laws principles therein.

6.3 Interpretation. The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4 Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

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